Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Registration Statement on Form S-1, Amendment No. 1, of our report dated July 13, 2015, relating to the balance sheet of Global Partner Acquisition Corp. as of June 5, 2015, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 19, 2015 (date of inception) to June 5, 2015, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Morristown, New Jersey
July 13, 2015